Exhibit 99.2

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Balance Sheet as of July 2, 2005	2

Unaudited Condensed Consolidated Statement of Operations for the six months ended July 2, 2005	3

Unaudited condensed Consolidated Statement of Cash Flows for the six months ended July 2, 2005	4

Notes to Unaudited Condensed Consolidated Financial Statements	5-11

PHARMACEUTICAL FORMULATIONS INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS	July 2, 2005
Current Assets:
Cash	$12,000
Accounts receivable - net of allowance for doubtful accounts
of $1,289,000	11,812,000
Inventories	11,883,000
Deferred tax benefit	—
Prepaid expenses and other current assets	869,000
Total current assets	24,576,000

Property, plant and equipment, net	12,305,000
Goodwill	2,978,000
Trademarks	1,740,000
Other assets	240,000
Total other assets	4,958,000
$41,839,000
LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Curent liabilities
Current portion of long-term debt	$2,107,000
Current portion of capital lease obligations	680,000
Due to ICC Industries Inc.	18,572,000
Accounts payable	9,043,000
Accrued expenses	3,043,000
Total current liabilities	33,445,000
LONG-TERM DEBT DUE ICC INDUSTRIES INC	20,774,000
LONG-TERM DEBT, OTHER	16,318,000
LONG-TERM CAPITAL LEASE OBLIGATIONS	1,863,000
STOCKHOLDERS' (DEFICIENCY)
Common stock - par value $.08 per share; 200,000,000 shares authorized;
86,160,787 shares issued and outstanding	6,893,000
Capital in excess of par value	53,190,000
Accumulated deficit	(90,644,000)
Total stockholders' deficiency	(30,561,000)

$41,839,000
See accompanying notes to unaudited condensed consolidated financial statements.

PHARMACEUTICAL FORMULATIONS INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Six Months Ended
July 2, 2005
Gross sales	$34,717,000
Less: Sales discounts and allowances	1,362,000
Net sales	33,355,000
Cost and expenses
Cost of goods sold	29,683,000
Selling, general and administrative	9,566,000
Research and development	139,000
39,388,000
Loss from operations	(6,033,000)

Other (expenses) income
Interest expenses	(1,726,000)
Other	25,000
Other (expenses) income net	(1,701,000)
Loss before income tax benefit	(7,734,000)
Income tax benefit	2,748,000

Net loss attributable to common shareholders	$(4,986,000)

See accompanying notes to unaudited condensed consolidated financial statements.

PHARMACEUTICAL FORMULATIONS INC AND SUBSIDIARIES.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

Six Months Ended
July 2, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,986,000)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization of property, plant and equipment	1,228,000
Amortization of bond discount and deferred financing costs	22,000
Changes in operating assets and liabilities:
Increase in accounts receivable	(2,116,000)
Increase in inventories	(921,000)
Increase in prepaid expenses and other assets	(587,000)
Increase in Due to ICC Industries Inc.	3,641,000
Increase in accounts payable and accrued expenses	1,381,000
NET CASH USED IN OPERATING ACTIVITIES	(2,338,000)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(139,000)
NET CASH USED IN INVESTING ACTIVITIES	(139,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase in due to ICC Industries Inc.	2,170,000
Proceeds from equipment financing	329,000
Repayments of capital lease obligations	(326,000)
Borrowings of long-term debt	318,000
Repayments of long-term debt	(49,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,442,000
NET DECREASE IN CASH	(35,000)
CASH, BEGINNING OF PERIOD	47,000

CASH, END OF PERIOD	$12,000

See accompanying notes to unaudited condensed consolidated financial statements.

PHARMACEUTICAL FORMULATIONS INC. AND SUBSIDIARIES
UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited interim financial statements of Pharmaceutical Formulations, Inc. (the "Company", "we" or "us") have been prepared in accordance with accounting principles generally accepted in the United States of America and rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and footnote disclosures required by accounting principles generally accepted in the United States of America for complete financial statements.

Because PFI is no longer a Public Company it has not filed its Form 10-Q for the quarter ended July 2, 2005, including its unaudited financial statements for such quarter, such unaudited financial information is unavailable to Leiner. Instead, Leiner is presenting in this Form 8-K/A financial information for PFI for the six months ended July 2, 2005 that it derived from certain PFI internal financial statements which PFI provided to Leiner. PFI’s financial statements for the six months ended July 2, 2005 were neither audited nor reviewed by any independent registered public accountants.

However, in the opinion of Leiner, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of normal recurring entries) necessary to present fairly the Company's financial position as of July 2, 2005 and its results of operations and cash flows for the six month period ended July 2, 2005.

The results of operations for the six months ended July 2, 2005 are not necessarily indicative of the results to be expected for any future period.

The accompanying condensed consolidated financial statements include the accounts of PFI and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated.

The Company is majority owned by ICC Industries Inc. (see Note 5. Related Party Transactions).

PHARMACEUTICAL FORMULATIONS INC. AND SUBSIDIARIES
UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

2.	Financial Results and Liquidity

As of July 2, 2005, the Company has negative working capital of $8,869, an accumulated deficit of $90,644 and a stockholders’ deficit of $30,561. In addition, the Company had a net loss of $4,986 for the six months ended July 2, 2005. In view of these matters, realization of a major portion of the Company’s assets is dependent upon the Company’s ability to meet its financing requirements and the success of its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities.

With the Company’s less than satisfactory performance in fiscal 2004 (and the first quarter of fiscal 2005) and the current deterioration of its business, ICC has requested that the Company consider alternatives to reduce its dependence on ICC for financial support. The board of directors of PFI is considering the options available to the Company. On April 20, 2005, a Special Committee of the Board was appointed consisting of three independent directors to consider various alternatives, including the possible sale of the Company or its assets.

See Note 6 for discussion of defaults under the Company’s credit agreements with its primary lender and with ICC and the waivers obtained by the Company (see Note 11. Subsequent Events).

3.	Contingencies

Litigation

(a) Fiorito vs. PFI

In March 2002, action was brought against the Company in the United States District Court for the Southern District of New York seeking $20 million in damages and $40 million in punitive damages related to the sales of allegedly defective products. The Company’s insurer is defending the case at the insurer’s cost. At this point in time, there is no reasonable basis for an estimate of the potential liability of the Company, if any.

(b) Case relating to Max Tesler

In May 1998, the Company brought an action in Middlesex County Superior Court, NJ against one of its former outside corporate counsels seeking damages for conflict of interest, breaches of fiduciary duty and loyalty, negligence and malpractice during its representation of the Company. The action has been sent to binding arbitration, which is expected to commence during the fall of 2005.

(c) Other

The Company is a party to various other legal proceedings arising in the normal conduct of business. Management believes that the final outcome of all current legal matters will not have a material adverse effect upon the Company’s financial position or results of operations.

Environmental Matters

The prior owner of our Edison, New Jersey manufacturing facility, Revco, conducted a soil and groundwater cleanup of such facility, under the New Jersey Industrial Site Recovery Act (ISRA), as administered by the New Jersey Department of Environmental Protection (NJDEP). NJDEP determined that the soil remediation was complete and approved the groundwater remediation plan, subject to certain conditions. Revco began operating a groundwater remediation treatment system in 1995. Although CVS (as the successor to Revco) is primarily responsible for the entire cost of the cleanup, we guaranteed the cleanup. In addition, the Company agreed to indemnify the owner of the facility under the terms of the 1989 sale leaseback. If CVS defaults in its obligations to pay the cost of the clean-up, and such costs exceed the amount of the bond posted by Revco, the Company may be required to make payment for any cleanup. The likelihood of CVS being unable to satisfy any claims which may be made against it in connection with the facility, however, are remote in the Company’s opinion. Accordingly, the Company believes that it will not have to bear any costs associated with remediation of the facility and will not need to make any material capital expenditures for environmental control facilities.

PHARMACEUTICAL FORMULATIONS INC. AND SUBSIDIARIES
UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

4.	Inventories

Inventories consist of the following:

July 2, 2005
Inventories:
Raw materials	$3,503,000
Work-in-process	1,188,000
Finished goods	7,192,000
$11,883,000

5.	Related Party Transactions

As of July 2, 2005, ICC owned a total of 74,488,835 shares of our common stock, representing approximately 86.5% of the total number of shares outstanding on that date. The following additional transactions with ICC and its subsidiaries are reflected in the consolidated financial statements as of July 2, 2005.

Six Months Ended
July 2, 2005

Purchases	$1,288,000
Services and Finance Fees	1,001,000

As of
July 2, 2005

Accounts payable	$18,572,000
Note payable	20,774,000

6.	Debt

CIT Debt

The Company has a revolving credit facility with CIT, which is secured by accounts receivable and inventory, which expires on December 31, 2006.

On August 20, 2004, the Company obtained a waiver and amendment to such credit agreement. The amendment to the agreement set, effective April 26, 2004, new financial covenants beginning with July 31, 2004 for minimum tangible net worth and minimum fixed charge coverage ratio, each calculated on a rolling three-month basis and additional financial covenants for maximum accounts payable (other than to CIT or ICC) and minimum borrowing availability as of each month end beginning July 31, 2004. The parties further amended the agreement to include an EBITDA covenant as of September 20, 2004.

PHARMACEUTICAL FORMULATIONS INC. AND SUBSIDIARIES
UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

On February 15, 2005, the Company obtained an amendment to the agreement setting forth revised definitions of the Borrowing Base and Eligible Accounts Receivable for Konsyl. The revised Borrowing Base includes increased advance rates for eligible inventory and the Eligible Accounts Receivable was revised to include foreign sales.

As of January 1, 2005, January 29, 2005, February 26, 2005 and April 2, 2005, the Company was in violation of certain financial covenants (specifically the minimum tangible net worth, EBITDA, and the maximum accounts payable covenants) and other provisions within its agreement with CIT, as amended. The Company has obtained a waiver dated April 15, 2005 from CIT waiving such identified events of default under the financing agreement through April 2, 2005. As a condition of this waiver, the Company delivered consolidated financial statements to CIT by April 20, 2005. The Company paid CIT fees of approximately $15,000 related to this waiver. Additionally, as a condition of the waiver, the Company agreed to provide revised monthly financial projections to CIT, on or prior to May 31, 2005, and the failure to deliver such projections would constitute an event of default under the agreement. The Company delivered said projections. The Company also agreed to deliver monthly financial reports to CIT as required under the agreement on a timely basis beginning with the month of April 2005. On April 15, 2005, ICC signed this waiver reaffirming its guarantee of the Company’s debt with CIT up to $2 million. The Company was in default as of the date of these financial statements and has filed for bankruptcy (see Note 11. Subsequent Events).

Notes Payable to ICC

Effective December 31, 2004, the Company further modified its term loan and security agreement with ICC to extend the final due date for the loan from January 31, 2005 to January 31, 2006. The loan principal under this agreement was $22,654,000 as of January 1, 2005. Principal payments were due commencing in January 2005 at $300,000 per month and in increasing amounts thereafter of $325,000, $350,000 or $375,000 per month with a final payment of $18,604,000 due in January 2006. Interest was payable monthly at 1% above the prime rate (6.75% at January 1, 2005). The Company did not make the principal payments due commencing in January 2005.

Effective March 31, 2005, the Company further modified its term loan and security agreement with ICC to extend the final due date for the loan from January 31, 2006 to April 30, 2006. The loan principal under this agreement was $24,824,000 as of March 31, 2005. Principal payments are now due commencing in April 2005 at $300,000 per month and in increasing amounts thereafter of $325,000, $350,000 or $375,000 per month with a final payment of $20,774,000 due in April 2006. Interest is payable monthly at 1% above the prime rate (6.75% at March 31, 2005). The Company did not make the principal payments due commencing in April 2005.

The loan, as amended, is secured by a secondary security interest in all of our assets. Additionally, the agreement with ICC contains certain negative covenants, including a cross-default provision regarding default in payment of principal of or interest on any other indebtedness for borrowed money owed by PFI or default in the performance or observance of the terms of any instrument pursuant to which such indebtedness was created or secured, the effect of which default is to cause or permit any holder of any such indebtedness to cause the same to become due prior to its stated maturity (and whether or not such default is waived by the holder thereof). On April 11, 2005, the Company obtained a waiver of current defaults.

7.	Major Customers, Products and Export Sales

Sales to customers, which were primarily made by the Company’s PFI segment, which represented more than 10% of consolidated gross sales in the six months ended July 2, 2005 were as follows:

Six Months Ended
July 2, 2005
Target	16%
Dollar General	14%
Costco	9%

PHARMACEUTICAL FORMULATIONS INC. AND SUBSIDIARIES
UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

As of July 2, 2005, the customers mentioned above represented 33% of net accounts receivable.

For the six months ended July 2, 2005, ibuprofen represented 32.2% of net sales, respectively.

8.	Stock Option Plan

During the six months ended July 2, 2005, no options were granted under the 2004 Plan and no options were exercised.

9.	Segment Information

The operating segments reported below are the segments of the Company for which separate financial information is available and for which operating results are evaluated regularly by senior management in deciding how to allocate resources and in assessing performance. Prior to the Konsyl purchase in May 2003, PFI only had one operating segment. Konsyl differentiated itself from PFI in the fourth quarter of 2004 by segregating its manufacturing operations, launching a branded product, and supporting that launch with a significant marketing expenditure. These actions clearly demonstrated that Konsyl has become an operating segment. In addition, all intercompany transactions have been eliminated.

PHARMACEUTICAL FORMULATIONS INC. AND SUBSIDIARIES
UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

(Dollars in thousands)	Six Months Ended
July 2, 2005
Net sales
PFI	$28,741
Konsyl	4,614
Total Net sales	$33,355
(Loss) income from operations
PFI	$(5,710)
Konsyl	(323)
Total (loss) from operations	$(6,033)
Interest Expense
PFI	$1,663
Konsyl	63
Total Interest Expense	$1,726
Depreciation Expense
PFI	$877
Konsyl	351
Total Depreciation Expense	$1,228
(Loss) before income tax benefit
PFI	$(6,850)
Konsyl	(884)
Total (loss) before income tax benefit	$(7,734)
Income Tax Benefit
PFI	$2,427
Konsyl	321
Total Income Tax Benefit	$2,748

As of
July 2, 2005
Identifiable Assets
PFI	$32,287
Konsyl	9,896
Total Identifiable Assets	$42,183

10.	Subsequent Events

On July 8, 2005, the Company entered into an asset purchase and sale agreement with Leiner Health Products, LLC, a Delaware limited liability company and a subsidiary of Leiner Health Products Inc., the largest private label manufacturer of vitamins, minerals, nutritional supplements and the second largest manufacturer of private label over-the-counter (OTC) pharmaceuticals in the United States, as measured by retail sales. Pursuant to such agreement, Leiner agreed to buy substantially all of the assets of the Company’s business related to its over-the-counter pharmaceutical business, other than those related to the business conducted by the Company’s Konsyl Pharmaceuticals Inc. subsidiary (the "PFI Business") and other scheduled assets, and to assume certain trade payables related solely to the PFI Business. The agreement provided for a purchase price of $23,000,000, subject to certain adjustments, of which $4,000,000 was escrowed pending post-closing calculation of the Company’s working capital at closing. Any shortfall at closing in the net working capital of the Company (as defined) below $10,785,000 would result in a dollar-for-dollar reduction in the purchase price; any increase over the target would result in an increase in the purchase price. Leiner has made a $750,000 cash deposit which was credited to the purchase price upon closing.

PHARMACEUTICAL FORMULATIONS INC. AND SUBSIDIARIES
UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

On July 11, 2005, the Company voluntarily filed for bankruptcy protection in the United States Bankruptcy Court for the District of Delaware under Chapter 11 of the United States Bankruptcy Code as required under the asset purchase and sale agreement with Leiner Health Products L.L.C. The Company continues to operate its business and manage its properties as a debtor-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. The proceedings were captioned In re: PHARMACEUTICAL FORMULATIONS, Debtor (Chapter 11 Case No. 05-11910).

Debtor-in-possession financing for the bankruptcy proceedings was arranged with the Company’s existing senior lenders, led by The CIT Group/Business Credit, Inc. Under the terms of the DIP financing, CIT provided a revolving credit facility of up to $14,000,000, subject to certain limitations based on eligible accounts receivable and eligible inventory. ICC Industries Inc., the Company’s largest stockholder, provided advances under the facility and loans necessary for the operation of the Company’s subsidiary Konsyl Pharmaceuticals Inc. as well as holding a junior participation in an amount equal to all indebtedness due to CIT from Konsyl under the prepetition CIT loan. The interest rate for DIP loan was provided at CIT’s base rate plus 2%, with a .5% commitment fee on the unused portions of the line.

On August 8, 2005, the United States Bankruptcy Court for the District of Delaware issued an order approving the bidding procedures with respect to the proposed sale of assets by the Company to Leiner Health Products LLC and approved the expense reimbursement (of up to $375,000) and the break-up fee (reduced from $750,000 to $500,000), payable to Leiner under the conditions described in the July 8, 2005 asset purchase agreement with Leiner. On August 8, 2005, the court also issued a corrected order authorizing the adoption and implementation of the key employee retention plan.

The Company consummated its sale of substantially all of its assets related to its OTC solid dose pharmaceutical products business to Leiner Health Products, L.L.C. as of September 23, 2005. The sale was conducted under Section 363 of the Bankruptcy Code, pursuant to which the assets were sold free and clear of all liens, claims and encumbrances. The sale had been approved by the United States Bankruptcy Court for the District of Delaware on September 20, 2005. The Company's Edison, New Jersey facility was closed after the transition period on November 30, 2005.

The purchase price of $23,000,000 (plus certain assumed trade liabilities) was used to pay certain creditors of the Company. No payments were made to the Company’s outstanding shares of capital stock. The Company will continue to operate Konsyl Pharmaceuticals Inc., which was not part of the sale